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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of
Associates First Capital Corporation on Form S-3 (File No. 333-    ) of our
report dated January 20, 1998, on our audits of the consolidated financial statements of Associates First Capital Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995. We also consent to the reference to our firm under the caption "Experts."


                                              /s/  Coopers & Lybrand L.L.P.


Dallas, Texas
May 29, 1998